                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported): November 21, 2002

                                FONEFRIEND, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                            0-24408                      33-0611753
(State or other              (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

2722 Loker Avenue West, Suite G, Carlsbad CA                  92008
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:      (760) 607-2330

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported on Form 8-K filed with the Securities and Exchange Commission on December 5, 2002, on November 21, 2002, Universal Broadband Networks, Inc., a Delaware corporation ("UBNT"), announced that its acquisition by merger of the assets of FoneFriend, Inc., a Nevada corporation ("FoneFriend Nevada") had closed pursuant to a "C" type reorganization. As a result, FoneFriend Nevada was reorganized with and merged into UBNT, with UBNT being the surviving corporation. UBNT subsequently changed its name to FoneFriend, Inc., a Delaware corporation (the "Registrant"). This Form 8-K/A is being filed for the purpose of correcting the auditor's opinion letter provided with the required audited and unaudited financial information concerning the Registrant, which was previously filed on Form 8-K/A on December 26, 2002.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The following financial statements of FoneFriend, Inc., a Nevada Corporation, are set forth below: (i) the audited balance sheets dated as of April 30, 2002, and as of September 30, 2002, the audited statements of operations, stockholders' equity and cash flows for the year ended April 30, 2002, and the five-month period ended September 30, 2002, the notes related thereto and the related auditors' reports, and (ii) the unaudited consolidated balance sheet, statement of operations and statement of changes in stockholders' equity from October 1, 2002 through November 21, 2002.

                          INDEX TO FINANCIAL STATEMENTS

                                FONEFRIEND, INC.

Report of Henry Schiffer, CPA, P.C...........................................F-1

Balance Sheets dated April 30, 2002 and September 30, 2002...................F-2

Statement of Operations for the year ended April 30, 2002 and the period ended September 30, 2002....................................................F-3

Statements of Cash Flow for the year ended April 30, 2002 and the period ended September 30, 2002....................................................F-4

Statement of Changes In Equity...............................................F-5

Notes to Audited Financial Statements........................................F-6

Consolidated Balance Sheet dated November 21, 2002..........................F-14

Consolidated Statement of Operations for the period ended November 21, 2002.F-15

Consolidated Statement of Changes in Stockholders' Equity...................F-16

Notes to Consolidated Financial Statements..................................F-17

                               HENRY SCHIFFER, CPA
                           AN ACCOUNTANCY CORPORATION
                             315 S. BEVERLY DR. #211
                             BEVERLY HILLS, CA 90212

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Shareholders
FONEFRIEND, INC.
A Nevada Corporation

I have audited the accompanying consolidated balance sheets of FONEFRIEND, INC. as of April 30, 2002 and September 30, 2002, and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the periods ended April 30, 2002 and September 30, 2002. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. In my opinion, the consolidated financial statements referred to above present fairly, the consolidated financial position of FONEFRIEND, INC., a development stage company, for the dates indicated above and the results of its consolidated operations, stockholders' equity and cash flows for the respective periods then ended in conformity with generally accepted accounting principles consistently applied. I believe this to be a "true and fair" reflection of the company's financial affairs.

The accompanying audited and consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the Notes to the financial statements, the Company has sustained losses from initial startup costs and has a lack of substantial capital that raises doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Henry Schiffer, CPA

Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, California
December 13, 2002

                                       FONEFRIEND, INC.
                                        BALANCE SHEETS
                                          (AUDITED)

                                                                   APRIL 30,       SEPTEMBER 30,
                                                                     2002              2002
                                                                 ------------      ------------
                                     ASSETS
Current Assets
             Cash and cash equivalents                           $   228,010       $    35,422
             Inventory-Equipment                                       6,000            16,000
             Stock subscriptions receivable                           61,066             3,500
                                                                 ------------      ------------
                         Total current assets                        295,076            54,922
Fixed Assets
             Furniture and equipment                                   9,028            15,846
             Depreciation                                             (1,806)           (3,127)
                                                                 ------------      ------------
                         Total fixed assets                            7,222            12,720
Other Assets
             Prepaid expenses/deposits                                22,500            40,948
             Technology Rights(FoneFriend License)                   350,000           300,000
             Capitalization/Development Cost                       1,329,491         1,661,305
             Note Receivable                                          38,600            38,600
             Stock-FoneFriend Systems, Inc.                          150,000           150,000
             Organizational Costs                                        195               195
             Accumulated amortization                                    (39)              (55)
                                                                 ------------      ------------
                         Total other assets                        1,890,747         2,190,993
                                                                 ------------      ------------

                         TOTAL ASSETS                              2,193,045         2,258,635
                                                                 ============      ============

                         LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
             Accounts Payable                                              0               802
             Officer Loan                                                195               195
                                                                 ------------      ------------
                         Total Current Liabilities                       195               997

Stockholders' (Deficit)
             Preferred Stock, authorized 5,000,000 shares                  0                 0
             Common Stock, .001 par value                              8,956             9,042
               20,000,000 shares authorized
               9,041,861 shares issued and
               outstanding at 09/30/02
             Retained Earnings (Deficit)                            (885,288)       (1,248,001)
                                                                 ------------      ------------
             Additional Paid In Capital                            3,069,182         3,496,597
             Total Stockholder's Equity                            2,192,850         2,257,638
               Development stage
                         TOTAL LIABILITIES & STOCKHOLDERS'         2,193,045         2,258,635
                            EQUITY                               ============      ============

                                              F-2

                                        FONEFRIEND, INC.
                                       STATEMENT OF INCOME
                                          AND EXPENSES

                                                                 APRIL 30,          SEPTEMBER 30,
                                                                   2002                 2002
                                                                ----------           ----------
Revenues                                                        $      --            $      --
    Sales                                                               0                    0
                                                                ----------           ----------
        Total Income                                                    0                    0

Operating Expenses
    Advertising expense                                            76,540                4,426
    Auto expense                                                   16,471               11,725
    Bank Fees                                                       1,590                  254
    Commissions                                                    30,000               28,889
    Conference & meetings                                             821                   --
    Consulting Fees                                               374,088              130,514
    Contributions                                                      --                  100
    Conventions                                                     1,675                   --
    Depreciation & amortization expense                             1,845                1,337
    Equipment leasing                                               3,969                  367
    Filing fees                                                        95                  270
    Insurance                                                       3,562                2,691
    Internet Services                                               1,158                  646
    Legal fees                                                     21,683               32,004
    Meals and entertainment                                         5,211                4,995
    Moving expenses                                                    --                1,776
    Office supplies                                                12,591                5,846
    Officer/Stockholder Payments                                   53,000               12,500
    Payroll                                                            --               57,172
    Payroll Processing Fees                                            --                   94
    Payroll Tax Expense                                                --                5,475
    Postage                                                        35,125                2,825
    Professional Fees-Accounting                                    3,795                8,910
    Rent                                                          121,191               12,864
    Repairs & Maintenance                                             849                2,680
    Secretary service                                                  --                1,010
    Taxes                                                             512                  145
    Telephone                                                      95,155               14,594
    Travel                                                         24,362               17,727
    Utilities                                                          --                  878
                                                                ----------           ----------
        Total Operating Expenses                                  885,288              362,713
                                                                ----------           ----------

         Total Net Income (Loss)                                ($885,288)           ($362,713)
                                                                ==========           ==========

                                               F-3

                                        FONEFRIEND, INC.
                                     STATEMENT OF CASH FLOWS

                                                                FOR THE TWELVE       FOR THE FIVE
                                                                 MONTHS ENDED        MONTHS ENDED
                                                                APRIL 30, 2002       SEPT 30, 2002
                                                                --------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income (Loss)                                             ($  885,288)       ($  362,713)
        Adjustments to reconcile net income                            (9,500)           (13,000)
        (loss) to net cash (used in)
        provided by operating activities:
        Increase in accounts payable, accrued                             195                802
        expenses and other
        (Increase) in other assets                                    (22,500)                 0
                                                                  ------------       ------------
    Net cash (used in) provided by operating activities              (917,093)          (374,911)

CASH FLOWS FROM INVESTING ACTIVITIES
    Net cash used in investing activities                          (1,933,035)       ($  245,177)
                                                                  ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from notes payable                                         0                  0
        Issuance of common stock                                        8,956                 86
        Capital raised                                              3,069,182            427,415

    Net cash (used in) provided by financing activities             3,078,138            427,501

    Net increase in cash                                              228,010

    Net decrease in cash                                                   --           (192,587)

    Cash, beginning of period                                               0            228,010
                                                                  ------------       ------------

    Cash, end of period                                           $   228,010        $    35,422
                                                                  ============       ============

                                               F-4

                                                          FONEFRIEND, INC.
                                            Statement of Changes In Stockholders' Equity
                                                  For The Period Ended Sep 30, 2002

                                              NO. OF COMMON         STOCK       ADDITIONAL PAID-IN    ACCUMULATED     TOTAL STOCK-
                                              STOCK SHARES          AMOUNT           CAPITAL            DEFICIT      HOLDERS' EQUITY
                                       ---------------------------------------------------------------------------------------------
Net loss for the period ended                           --                --                --          (362,713)                --
    September 30, 2002
Common stock issued for services
    September 30, 2002
Common stock issued & outstanding                8,956,361             8,956         3,069,182          (885,288)         2,192,850
    April 30, 2002
Additional Common stock issued                      85,500                86           427,415                --                 --
    September 30, 2002
Balance at September 30, 2002                    9,041,861             9,042         3,496,597        (1,248,001)         2,258,638
                                                ===========       ===========       ===========       ===========        ===========

                                                                 F-5

                                FONEFRIEND, INC.

                     NOTES TO AUDITED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2002

NOTE 1 - DESCRIPTION OF BUSINESS

         A. Background

FoneFriend, Inc. ("FoneFriend" or the "Company") was incorporated on April 24, 2001, under the laws of the State of Nevada and maintains a corporate office in the State of California at 2722 Loker Avenue West, Suite G, Carlsbad, California 92008. The Company's telephone number is: (760) 607-2330. The corporate e-mail address is: mail@fonefriend.biz.

The primary business of the Company is to market an Internet telephony device and related services to consumers, worldwide, called the "FoneFriend". The underlying technology of the FoneFriend has been licensed by the Company from FoneFriend Systems, Inc. and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet using only their standard residential telephone set (without the need for a computer), for a low monthly fee of $15 or less. Due to the small cost of transmitting calls over the Internet, the Company anticipates that it will realize significant gross profit margins, well in excess of those in the traditional telecommunications industry.

         B. Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. Management is attempting to raise additional capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A: Fiscal Year

The Company's first complete fiscal year ended April 30, 2002. This report presents both the fiscal year ended April 30, 2002, and the five month period ending September 30, 2002.

         B: Significant Estimates

In the process of preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the Company estimates the carrying value of certain assets and liabilities that are subjective in nature. The primary estimates included in the Company's audited financial statements include capitalization of start up expenses, along with the useful lives and recoverability of property and equipment.

         C: Cash and Cash Equivalents and Accounts Receivable

Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less at the date of purchase. These investments are carried at cost, which approximates fair value due to their short-term maturities.

Accounts receivable consist of stock subscriptions receivable.

         D: Prepaid Expenses and Other Current Assets

The Company has cash outlays in advance of expense recognition for items such as rent, interest, financing fees, and service contracts. All amounts identified as prepaid expenses and other current assets will be utilized during the twelve-month period after the balance sheet dates presented and accordingly have been classified as current assets in the accompanying audited balance sheet.

         E: Property and Equipment

Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.

         F: Intangible Assets

Intangible assets consist primarily of acquired customer bases, long-term marketing agreements, goodwill, and other items. Customer bases acquired directly are valued at cost, which approximates fair value at the time of purchase. When material intangible assets, such as customer bases and goodwill are acquired in conjunction with the purchase of a company, FoneFriend undertakes a study by an independent third party to determine the allocation of the total purchase price to the various assets acquired and the liabilities assumed. The costs assigned to intangible assets are being amortized on a straight-line basis over the estimated useful lives on the assets, which is 36 months for substantially all intangible assets as of their date of acquisition. Goodwill and other intangible assets are periodically reviewed for impairment to ensure they are appropriately valued. Conditions that may indicate an impairment issue exists include an economic downturn, changes in the churn rate of subscribers or a change in the assessment of future operation. In the event that a condition is identified that may indicate an impairment issues exists, an assessment is performed using a variety of methodologies, including cash flow analysis, estimates of sales proceeds and independent appraisals.

         G: Income Taxes

The Company accounts for income taxes under the asset and liability approach where deferred income tax assets and liabilities reflect the future tax consequences, based on enacted tax laws, of the temporary differences between financial and tax reporting at the balance sheet date.

         H: Recently Issued Accounting Pronouncements

In August 2002, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement requires the Company to recognize a liability for any obligations associated with the retirement of a tangible long-lived asset. Any such liability will be recorded at fair value and will be initially offset by an increase to the carrying amount of the related long-lived asset. The Company will implement this statement for the upcoming year. The Company believes that the adoption of this statement will not have a material effect on the Company's consolidated financial position or results of operation.

NOTE 3 - CAPITAL STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the shareholders. The Articles of Incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The quorum required at a stockholder's meeting is fifty percent (50%) of the shares entitled to vote, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter is required for stockholder approval, unless a greater percentage is otherwise required by law. Holders of common stock have no preemptive, conversion or redemption rights. Subject to preferences applicable to outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefore. All outstanding shares of common stock, when issued, will be fully paid and non-assessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of the common stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for the payment of all of the Company's debts and obligations and liquidation payments of holders of outstanding shares of preferred stock. The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including for future offerings to raise additional capital, to facilitate corporate acquisitions and for employee benefits plans. One of the effects of the existence of unissued of unreserved common stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management.

Basic earnings per share are computed by dividing net income (loss) by the weighted average of common shares outstanding for the period. Diluted earnings per share are computed by adjusting the weighted average number of shares outstanding during the period for all potentially dilutive shares outstanding during the period.

On April 30, 2002, the Company had 8,957,361 shares of common stock, par value $.001, issued and outstanding and no shares of preferred stock have been issued. From April 30th through June 30th, the Company issued an additional 84,500 shares of common stock at a price of $5 per share, pursuant to the terms of the Company's private placement memorandum ("PPM"). As of September 30, 2002, the Company had 9,041,861 shares of common stock issued and outstanding and no shares of preferred stock had been issued.

Subsequently, on October 4, 2002, the Company's Board of Directors voted to cancel 300,000 shares of common stock that were issued to two individuals without due consideration or proper authorization, reducing the total issued and outstanding shares of common stock to 8,741,861. Also, on October 14th, the Board of Directors authorized the issuance of up to 1,000,000 shares of Series A Preferred Stock, par value $.001, to be issued, on a share-for-share basis, to all shareholders who purchase shares of the Company's common stock pursuant to the terms of the PPM. Further, on October 30, 2002, the Company accepted pending subscription agreements from existing shareholders for an additional 6,000 shares of common stock at a price of $5.00 per share. As of October 31st, the Company had 8,747,861 shares of common stock issued and outstanding and 821,361 shares of Series A Preferred Stock issued and outstanding. In November, prior to the merger with Universal Broadband Networks, Inc., the Company issued an additional 52,139 shares of common stock in exchange for services provided to the Company. Each share of the Series A Preferred Stock is non-voting and is convertible into one share of common stock at the earliest date of: (i) twelve months from issuance, or (ii) the date that any registration statement filed by the Company becomes effective.

NOTE 4 - PRODUCT, AGREEMENTS, AND WARRANTS

         A: FoneFriend Product and Servers

As currently featured on www.fonefriend.com (owned and operated by FoneFriend Systems, Inc), the FoneFriend appliance holds FCC Registration Certificate No. B11 USA-25483-MD-E. A first patent application for FoneFriend was filed on February 25, 1997, and on February 25, 1998, an improved continuation-in-part application, based thereon, was filed as an International Application under the Patent Cooperation Treaty (PCT), providing the right to file applications in the United States and Europe. The U.S. application was filed on March 9, 1998, and FoneFriend Systems, Inc. filed its European application on September 22, 1999. Finally, a trademark application for the FoneFriend appliance was filed on March 28, 1998, in the U.S. Patent & Trademark Office ("PTO") for telecommunications devices for long-distance Internet telephony. This application was cleared by the PTO for publication in the fall of 1998. Included in the Company's license agreement with FoneFriend Systems Inc. is the use of its computer server network comprised of Sun Microsystems servers that is scaleable to millions of users and is deployed in two secure and separate locations to provide true network redundancy.

Management believes a strategic competitive advantage of the FoneFriend appliance is the method by which the system measures the bandwidth of the call from both ends throughout the call. When packet loss occurs, instead of buffering the packets like many other systems, the FoneFriend technology dynamically double packetizes the voice. This means that users do not detect latency in voice transfer. Along with making Internet calls, it is contemplated that the FoneFriend system will enable users to send and receive Internet voice mails using the user's e-mail address, as well as to listen to radio stations that broadcast over the Internet. In the planning stages is also the ability of the computer network to communicate over larger bandwidth (such as ISDN, cable, and DSL), to send and receive faxes and video conferencing.

         B: Agreement with CIC Productions, Inc.

Shortly after formation, the Company entered into an agreement with CIC Productions, Inc. ("CIC Productions"), wherein it hired and sub-leased two furnished office facilities located in Los Angeles and San Francisco, California, and agreed to pay all costs associated with such office facilities including a fee to CIC Productions equal to ten percent (10%) of such costs. The Company staffed, managed and operated these offices for the purpose of conducting fund raising, marketing and sales activities in an effort to achieve both initial seed capital and a preliminary base of subscribers for the "FoneFriend" product and services. As further consideration under the agreement, the Company issued CIC Productions one hundred thousand (100,000) shares of its common stock and granted an option to acquire seven hundred thousand (700,000) shares of common stock at a price of one cent ($0.01) each. CIC Productions is majority owned by Cary D Arnold. The agreement with CIC Productions, along with their stock option, was terminated in June, 2002.

         C: Warrants

The Company's Board of Directors authorized the issuance of a series of stock purchase warrants to be used as an incentive in connection with the Company's initial marketing efforts of the FoneFriend product. The Company had intended to issue these Warrants to various third parties in connection with the sale or lease of FoneFriend units and other marketing activities. No Warrants were ever issued and they expired, without value, on June 30, 2002.

NOTE 5 - TECHNOLOGY LICENSE AGREEMENT

         A: Technology license

Shortly after formation, the Company entered into a certain "Technology License Agreement", dated April 30, 2001, with FoneFriend Systems, Inc., a District of Columbia corporation ("FSI"), wherein it acquired a ten (10) year license to manufacture, market, sell and utilize a proprietary, patented technology which is commonly referred to as the "FoneFriend." Pursuant to said agreement, FSI has agreed to provide selected support services, related to the operation of the FoneFriend product, as well as assist the Company in arranging third party suppliers to provide infrastructure services for the FoneFriend product, such as internet service providers (ISP) and connectivity to long distance carriers in order to enable the FoneFriend product to place "gateway" type calls to any standard telephone located anywhere in the world. Additionally, FSI will provide access to its global network servers, which connect "FoneFriend-to-FoneFriend" calls over the Internet, and coordinate the manufacturing, procurement and quality assurance of the FoneFriend appliances. The Company also has the right to develop its own brand name of Internet telephony appliance.

Further, conditioned upon the receipt of financing in the amount of $5 Million, or more, the Company will have an irrevocable option for the term of the agreement to: (i) prevent FSI from issuing any future agreements relating to the use of FoneFriend technology to any third parties that may compete with the Company in exchange for a one-time payment of $250,000, and (ii) acquire all of FSI's right, title and interest in any other agreements that it may have in place with distributors and licensees, also in exchange for an additional one-time payment of $250,000. The Company believes this will provide a strategic marketing advantage as it will be able to coordinate all marketing activities of the FoneFriend, worldwide, and generate revenues from all other such distributors and licensees. Additionally, said option entitles the Company to acquire all rights to FSI's web site on the Internet, located at: www.fonefriend.com.

The FoneFriend technology currently provides high quality, extremely low cost, worldwide voice communications services, with the development of other, value added "e-commerce" services being considered..

NOTE 6 - PENDING STRATEGIC AGREEMENTS AND PARTNERS

The Company has recently entered into negotiations with several service providers to accommodate the Company's requirements for Internet service, long distance call completion facilities and customer management software. The Company is also exploring several partnership arrangements to market and distribute its products and handle customer service operations in foreign countries. Additionally, the Company has begun negotiations with several organizations that can fulfill the Company's requirements for customer service, product fulfillment, and telemarketing support. However, there is no firm agreement for any one of them and there can be no assurance that one will ever materialize.

The Company is also attempting to negotiate arrangements with several direct response television media companies. Such agreements would entail the production and marketing of television commercials for the "FoneFriend" product and services, as well as the coordination, purchase and selection of media airtime for the Company's direct response television marketing campaign. Additionally, the Company is exploring the possibility of a partnership with a company engaged in purchasing large blocks of media time whereby such company would advance the financing necessary to market the FoneFriend product on a large scale. It is anticipated that any such media financing would be repaid from the sale and/or monthly recurring revenue generated by subscribers to the Company's FoneFriend services.

FoneFriend is a startup-stage enterprise that plans to become a premier provider of Internet-based telecommunications services in the U.S. and world-wide by seizing on the current and future opportunities in Voice over Internet Protocol
(VoIP) telephony technology and voice-data integrated communications services in the e-commerce market place. The Company's licensed technology enables subscribers to its services to make and receive unlimited long-distance telephone calls routed over the Internet by using their standard residential telephone set, without the need of a personal computer, for a low flat monthly fee.

NOTE 7 - LITIGATION

On May 24, 2002, FoneFriend, Inc. was named as the defendant, and served with a complaint brought by a former Director and Secretary of FoneFriend, Mr. William Krusheski. This suit was filed in the United States District Court, Southern Division as Case No. 02 CV 1031J (JAH), under the title William B. Krusheski v. FoneFriend, Inc. a Nevada corporation and DOES 1 through 50, inclusive. It alleges facts constituting a breach of contract, breach of implied covenant of good faith and fair dealing and requests both damages in the approximate sum of $89,000, along with interest, penalties and declaratory relief.

In response to the complaint, FoneFriend Inc. filed a motion to dismiss based upon among other allegations, lack of jurisdiction. The motion was to be heard on Sept. 25, 2002, but was taken off calendar pending settlement discussions, FoneFriend, Inc. not only disputes the facts as alleged (which will be vigorously defended against), but in the event settlement is not reached, FoneFriend, Inc. intends to file a cross-complaint against William Krusheski for his breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation, conversion and other appropriate causes of action. Mr. Krusheski was a former officer and director of the Company; his relationship with the Company was terminated on or about April 30, 2002.

FoneFriend, Inc. believes that its defense is meritorious and will, if filed, prevail on the contemplated cross-complaint. This case, however, is in the early stages of litigation and there can be no assurance as to the outcome of this lawsuit. It is management's belief that a settlement agreement will be reached which is currently being negotiated between the parties. In the event a settlement is not reached, and the Company does not prevail at trial, there exists the possibility of an adverse impact on FoneFriend Inc.'s financial condition, results of operations, or liquidity.

NOTE 8 - PENDING MERGER

The assets of FoneFriend, Inc. will be acquired by Universal Broadband Networks, Inc., a Delaware corporation ("UBNT") in November of 2002, in a tax-free reorganization pursuant to IRC 368. The Company has elected to effectuate a "C" type reorganization whereby UBNT will issue stock in exchange for all of the Company's assets. In connection with such reorganization, the Company anticipates that it will receive about 2.2 million shares of newly issued UBNT common stock which it will distribute to existing shareholders on a pro-rata basis. In addition, UBNT will issue about 821 thousand shares of preferred stock to the Company which it will distribute to holders of its Series A Preferred Stock.

On October 31, 2000, UBNT, a Delaware corporation, and four of its wholly-owned subsidiaries, filed a voluntary petition for reorganization pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C.# 101 ET SEQ., in the United States Bankruptcy Court for the District of Eastern California.

On June 13, 2002, the Company entered into an agreement with UBNT, whereby the assets of the Company will be acquired by UBNT and UBNT's name changed to reflect the Company's business. The Bankruptcy Court and the creditors committee approved this agreement in August, 2002 and the Court entered its order approving the transaction in September, 2002. Accordingly, upon completion of the merger transaction, the newly reorganized company will endeavor to develop a public trading market for its common stock. Some of UBNT's former shareholders and creditors include Lucent Technology and Nortel Networks. Management of the Company believes that its proposed status as a publicly traded entity will enhance Its ability to raise additional capital required to carry out its business objectives.

                                FONEFRIEND. INC.
                           CONSOLIDATED BALANCE SHEET
                                NOVEMBER 21, 2002
                              (AMOUNTS IN DOLLARS)

                                   (UNAUDITED)

                                     ASSETS

Current Assets
         Cash and cash equivalents                                 $       961
         Inventory-Equipment                                            16,000
                                                                   ------------
                  Total current assets                                  16,961
                                                                   ------------

Fixed Assets
         Furniture and equipment                                        15,840
         Less depreciation                                              (3,127)
                                                                   ------------
                  Total fixed assets                                    12,713
                                                                   ------------

Other Assets
         Prepaid expenses and deposits                                  41,264
         Technology Rights (FoneFriend License)                        300,000
         Capitalized development costs                               1,676,305
         Investment in stock of FoneFriend Systems                     150,000
         Organizational costs, net of amortization of $55                  140
                                                                   ------------
                  Total other assets                                 2,167,709
                                                                   ------------

                  TOTAL ASSETS                                     $ 2,197,383
                                                                   ============

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
         Accounts payable                                          $     4,310
         Officer loan                                                   23,195
                                                                   ------------
                  Total current liabilities                             27,505
                                                                   ------------

Stockholders' Equity
         Preferred stock, $.001 par value, authorized 50,000,000
         shares, issued and outstanding, 821,361 shares                    821
         Common stock, $.001 par value, authorized 200,000,000
         shares, issued and outstanding, 7,646,000 shares                7,646
         Additional paid in capital                                  3,527,693
         Retained earnings (deficit)                                (1,366,282)
                                                                   ------------
                  Total stockholders' equity                         2,169,878
                                                                   ------------

                  Total liabilities and stockholders' equity       $ 2,197,383
                                                                   ============

                 See Accompanying Notes to Financial Statements

                                FONEFRIEND, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              PERIOD FROM OCTOBER 1, 2002 THROUGH NOVEMBER 21, 2002
                              (AMOUNTS IN DOLLARS)

                                   (UNAUDITED)

Revenues
         Sales                                                        $      --
                                                                      ----------
                  Total Income                                               --
                                                                      ----------

Operating Expenses
         Advertising expense                                                893
         Consulting fees                                                 73,361
         Filing fees                                                      1,536
         Insurance                                                        1,632
         Legal fees                                                       6,090
         Office supplies                                                  1,986
         Payroll expense                                                 27,165
         Payroll tax expense                                              1,282
         Secretarial service                                              1,614
         Telephone and utility expense                                    1,613
         Other expense                                                    1,109
                                                                      ----------

                  Total operating expenses                            $ 118,281
                                                                      ----------

         Net loss from operations                                     $(118,281)
                                                                      ----------

                 See Accompanying Notes to Financial Statements


                                          FONEFRIEND, INC.
                      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        PERIOD FROM OCTOBER 1, 2002 THROUGH NOVEMBER 21, 2002
                                        (AMOUNTS IN DOLLARS)

                                             (UNAUDITED)

                                                       Additional                   Total
                        No. Shares      Par            Paid-In       Accumulated    Stockholders'
                        Outstanding     Value          Capital       Deficit        Equity
                        -------------   ------------   ------------  ------------   ------------
Common shares
outstanding at
September 30, 2002         9,041,861    $     9,042    $ 3,496,597   $(1,248,001)   $ 2,257,638

Loss from operations                                                    (118,281)      (118,281)
Common shares
cancelled                   (300,000)          (300)            --            --           (300)

Common shares
issued November
21, 2002                      58,139             58         29,942            --         30,000
                        -------------   ------------   ------------  ------------   ------------
Total common
shareholders'              8,800,000    $     8,800    $ 3,526,539   $(1,366,282)   $ 2,169,057
                        -------------   ------------   ------------  ------------   ------------

Preferred shares
issued November
21, 2002                     821,361    $       821             --            --    $       821
                        -------------   ------------   ------------  ------------   ------------

Total equity, all
shareholders' at
November 21, 2002
FoneFriend, Inc.
(Nevada corp.)                    --             --             --            --    $ 2,169,878
                        -------------   ------------   ------------  ------------   ------------

Merger of FoneFriend,
Inc. (Nevada corp.)
with and into
FoneFriend, Inc.
(Delaware corp.):                 --             --             --            --             --

Issuance of new common
shares in exchange for
assets of Nevada Corp.:    2,200,000          2,200

Issuance of new common
shares in connection with
merger transaction:          846,000            846

Issuance of new common
shares to officers and
consultants:               4,600,000          4,600

Total equity, common
shareholders at
November 21, 2002
FoneFriend, Inc.
(Delaware corp.)           7,646,000    $     7,646    $ 3,527,693   $(1,366,282)   $ 2,169,057
                        -------------   ------------   ------------  ------------   ------------

Issuance of Delaware
corp. preferred shares
for Nevada corp.
preferred shares             821,361    $       821             --            --    $       821
                        -------------   ------------   ------------  ------------   ------------

Total equity, all
Shareholders at
November 21, 2002
FoneFriend, Inc.
(Delaware corp.)                  --             --             --            --    $ 2,169,878
                        -------------   ------------   ------------  ------------   ------------


                           See Accompanying Notes to Financial Statements

                                FONEFRIEND, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                NOVEMBER 21, 2002

NOTE 1 - DESCRIPTION OF  BUSINESS

         A. Background

FoneFriend, Inc. ("FoneFriend" or the "Company") was incorporated on April 24, 2001, under the laws of the State of Nevada and maintains a corporate office in the State of California at 2722 Loker Avenue West, Suite G, Carlsbad, California 92008. The Company's telephone number is: (760) 607-2330. The corporate e-mail address is: mail@fonefriend.biz.

The primary business of the Company is to market an Internet telephony device and related services to consumers, worldwide, called the "FoneFriend". The underlying technology of the FoneFriend has been licensed by the Company from FoneFriend Systems, Inc. and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet using only their standard residential telephone set (without the need for a computer), for a low monthly fee of $15 or less. Due to the small cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins, well in excess of those in the traditional telecommunications industry.

         B. Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. Management is attempting to raise additional capital.

NOTE 2 - SUMMARY OF  SIGNIFICANT ACCOUNTING  POLICIES

         A. Fiscal Year

The Company's fiscal year ended April 30, 2002 for its first complete fiscal year. This report covers the unedited financial statements for the period beginning October 1, 2002, and ending November 21, 2002. The audited financial statements and related footnotes for the fiscal year ended April 30, 2002, and for the five months ended September 30, 2002, are included elsewhere herein.

         B. Significant Estimates

In the process of preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the Company estimates the carrying value of certain assets and liabilities that are subjective in nature. The primary estimates included in the Company's consolidated financial statements include capitalization of start up expenses, along with the useful lives and recoverability of property and equipment.

         C: Cash and Cash Equivalents and Accounts Receivable

Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less at the date of purchase. These investments are carried at cost, which approximates fair value due to their short-term maturities.

Accounts receivable consist of stock subscriptions receivable.

         D: Prepaid Expenses and Other Current Assets

The Company has cash outlays in advance of expense recognition for items such as rent, interest, financing fees, and service contracts. All amounts identified as prepaid expenses and other current assets will be utilized during the twelve-month period after the balance sheet dates presented and accordingly have been classified as current assets in the accompanying consolidated balance sheet.

         E: Property and Equipment

Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.

         F: Intangible Assets

Intangible assets consist primarily of acquired customer bases, long-term marketing agreements, goodwill, and other items. Customer bases acquired directly are valued at cost, which approximates fair value at the time of purchase. When material intangible assets, such as customer bases and goodwill are acquired in conjunction with the purchase of a company, FoneFriend undertakes a study by an independent third party to determine the allocation of the total purchase price to the various assets acquired and the liabilities assumed. The costs assigned to intangible assets are being amortized on a straight-line basis over the estimated useful lives on the assets, which is 36 months for substantially all intangible assets as of their date of acquisition. Goodwill and other intangible assets are periodically reviewed for impairment to ensure they are appropriately valued. Conditions that may indicate an impairment issue exists include an economic downturn, changes in the churn rate of subscribers or a change in the assessment of future operation. In the event that a condition is identified that may indicate an impairment issues exists, an assessment is performed using a variety of methodologies, including cash flow analysis, estimates of sales proceeds and independent appraisals.

         G: Income Taxes

The Company accounts for income taxes under the asset and liability approach where deferred income tax assets and liabilities reflect the future tax consequences, based on enacted tax laws, of the temporary differences between financial and tax reporting at the balance sheet date.

         H: Recently Issued Accounting Pronouncements

In August 2002, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement requires the Company to recognize a liability for any obligations associated with the retirement of a tangible long-lived asset. Any such liability will be recorded at fair value and will be initially offset by an increase to the carrying amount of the related long-lived asset. The Company will implement this statement for the upcoming year. The Company believes that the adoption of this statement will not have a material effect on the Company's consolidated financial position or results of operation.

NOTE 3 -CAPITAL STOCK

The holders of common stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the shareholders. The Articles of Incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The quorum required at a stockholder's meeting is thirty-five percent (35%) of the shares entitled to vote, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter is required for stockholder approval, unless a greater percentage is otherwise required by law. Holders of common stock have no preemptive, conversion or redemption rights. Subject to preferences applicable to outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefore. All outstanding shares of common stock, when issued, will be fully paid and non-assessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of the common stock will be entitled to share ratably in the assets of the Company remaining after payment or provision for the payment of all of the Company's debts and obligations and liquidation payments of holders of outstanding shares of preferred stock. The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including for future offerings to raise additional capital, to facilitate corporate acquisitions and for employee benefits plans. One of the effects of the existence of unissued of unreserved common stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management.

Basic earnings per share are computed by dividing net income (loss) by the weighted average of common shares outstanding for the period. Diluted earnings per share are computed by adjusting the weighted average number of shares outstanding during the period for all potentially dilutive shares outstanding during the period.

As of September 30, 2002, the Company had 9,041,861 shares of common stock issued and outstanding and no shares of preferred stock had been issued. On October 4, 2002, the Company's Board of Directors voted to cancel 300,000 shares of common stock that were issued to individuals without due consideration or proper authorization, reducing the total issued and outstanding shares of common stock to 8,741,861. Also, on October 14, 2002, the Board of Directors authorized the issuance of up to 1,000,000 shares of Series A Preferred Stock, par value $.001, to be issued, on a share-for-share basis, to all shareholders who purchase shares of the Company's common stock pursuant to the terms of its private placement memorandum ("PPM"). Through October 31, 2002, the Company accepted pending subscription agreements from existing shareholders for an additional 6,000 shares of common stock at a price of $5.00 per share. As of October 31, 2002, the Company had 8,747,861 shares of common stock issued and outstanding and 821,361 shares of Series A Preferred Stock issued and outstanding. In November, prior to the merger with Universal Broadband Networks, Inc., the Company issued an additional 52,139 shares of common stock in exchange for services provided to the Company. Each share of the Series A Preferred Stock is non-voting and is convertible into one share of common stock thirty days after issuance. Said shares will automatically convert into common stock at the earliest date of: (i) twelve months from issuance, or (ii) the date that any registration statement filed by the Company becomes effective.

NOTE 4 - PRODUCT, AGREEMENTS, AND WARRANTS

         A: FoneFriend Product and Servers

As currently featured on www.fonefriend.com (owned and operated by FoneFriend Systems, Inc), the FoneFriend appliance holds FCC Registration Certificate No. B11 USA-25483-MD-E. A first patent application for FoneFriend was filed on February 25, 1997, and on February 25, 1998, an improved continuation-in-part application, based thereon, was filed as an International Application under the Patent Cooperation Treaty (PCT), providing the right to file applications in the United States and Europe. The U.S. application was filed on March 9, 1998, and FoneFriend Systems, Inc. filed its European application on September 22, 1999. Finally, a trademark application for the FoneFriend appliance was filed on March 28, 1998, in the U.S. Patent & Trademark Office ("PTO") for telecommunications devices for long-distance Internet telephony. This application was cleared by the PTO for publication in the fall of 1998. Included in the Company's license agreement with FoneFriend Systems Inc. is the use of its computer server network comprised of Sun Microsystems servers that is scaleable to over 12,000,000 users and is deployed in two secure and separate locations to provide true network redundancy.

Management believes a strategic competitive advantage of the FoneFriend appliance is the method by which the system measures the bandwidth of the call from both ends throughout the call. When packet loss occurs, instead of buffering the packets like many other systems, the FoneFriend technology dynamically double packetizes the voice. This means that users do not detect latency in voice transfer. Along with making Internet calls, it is contemplated that the FoneFriend system will enable users to send and receive Internet voice mails using the user's e-mail address, as well as to listen to radio stations that broadcast over the Internet. In the planning stages is also the ability of the computer network to communicate over larger bandwidth (such as ISDN, cable, and DSL), to send and receive faxes and video conferencing.

NOTE 5 - TECHNOLOGY LICENSE AGREEMENT

         A: Technology license

Shortly after formation, the Company entered into a certain "Technology License Agreement", dated April 30, 2001, with FoneFriend Systems, Inc., a District of Columbia corporation ("FSI"), wherein it acquired a ten (10) year license to manufacture, market, sell and utilize a proprietary, patented technology which is commonly referred to as the "FoneFriend." Pursuant to said agreement, FSI has agreed to provide selected support services, related to the operation of the FoneFriend product, as well as assist the Company in arranging third party suppliers to provide infrastructure services for the FoneFriend product, such as internet service providers (ISP) and connectivity to long distance carriers in order to enable the FoneFriend product to place "gateway" type calls. Additionally, FSI will provide access to its global network servers, which connect "FoneFriend-to-FoneFriend" calls over the Internet, and coordinate the manufacturing, procurement and quality assurance of the FoneFriend appliances. The Company also has the right to develop its own brand of Internet telephony appliance.

Further, conditioned upon the receipt of financing in the amount of $5 Million, or more, the Company will have an irrevocable option to: (i) prevent FSI from issuing any future agreements relating to the use of FoneFriend technology to any third parties that may compete with the Company in exchange for a one-time payment of $250,000, and (ii) acquire all of FSI's right, title and interest in all other agreements that it has in place with distributors and licensees, also in exchange for an additional one-time payment of $250,000. The Company believes this will provide a strategic marketing advantage as it will be able to coordinate all marketing activities of the FoneFriend, worldwide, and generate revenues from all other such distributors and licensees. Additionally said option entitles the Company to acquire all rights to FSI's web site on the Internet, located at: www.fonefriend.com.

The FoneFriend technology currently provides high quality, extremely low cost, worldwide voice communications services, with the development of other, value added "e-commerce" services being considered..

NOTE 6 - PENDING STRATEGIC AGREEMENTS AND PARTNERS

The Company has recently entered into negotiations with several service providers to accommodate the Company's requirements for Internet service, long distance call completion facilities and customer management software. The Company is also exploring several partnership arrangements to market and distribute its products and handle customer service operations in foreign countries. Additionally, the Company has begun negotiations with several organizations that can fulfill the Company's requirements for customer service, product fulfillment, and telemarketing support. However, there is no firm agreement for any one of them and there can be no assurance that one will ever materialize.

The Company is also attempting to negotiate arrangements with several direct response television media companies. Such agreements would entail the production and marketing of television commercials for the "FoneFriend" product and services, as well as the coordination, purchase and selection of media airtime for the Company's direct response television marketing campaign. Additionally, the Company is exploring the possibility of a partnership with a company engaged in purchasing large blocks of media time whereby such company would advance the financing necessary to market the FoneFriend product on a large scale. It is anticipated that any such media financing would be repaid from the sale and/or monthly recurring revenue generated by subscribers to the Company's FoneFriend services.

FoneFriend is a development-stage enterprise that plans to become a premier provider of Internet-based telecommunications services in the U.S. and world-wide by seizing on the current and future opportunities in Voice over Internet Protocol (VoIP) telephony technology and voice-data integrated communications services in the e-commerce market place. The Company's licensed technology enables subscribers to its services to make and receive unlimited long-distance telephone calls routed over the Internet by using their standard residential telephone set, without the need of a personal computer, for a low flat monthly fee. The proceeds from this Offering will be used primarily to manufacture and market the Company's prototype product, the FoneFriend(TM), as well as for general working capital purposes.

NOTE 7 - LITIGATION

On May 24, 2002, FoneFriend, Inc. was named as the defendant, and served with a complaint brought by a former Director and Secretary of FoneFriend, Mr. William Krusheski. This suit was filed in the United States District Court, Southern Division as Case No. 02 CV 1031J (JAH), under the title William B. Krusheski v. FoneFriend, Inc. a Nevada corporation and DES 1 through 50, inclusive. It alleges facts constituting a breach of contract, breach of implied covenant of good faith and fair dealing and requests both damages in the approximate sum of $89,000, along with interest, penalties and declaratory relief.

In response to the complaint, FoneFriend Inc. filed a motion to dismiss based upon among other allegations, lack of jurisdiction. The motion was to be heard on Sept. 25, 2002, but was taken off calendar pending settlement discussions, FoneFriend, Inc. not only disputes the facts as alleged (which will be vigorously defended against), but in the event settlement is not reached, FoneFriend, Inc. intends to file a cross-complaint against William Krusheski for his breach of contract, breach of fiduciary duty, fraud, negligent misrepresentation, conversion and other appropriate causes of action. Mr. Krusheski was a former officer and director of the Company; his relationship with the Company was terminated on or about April 30, 2002.

FoneFriend, Inc. believes that its defense is meritorious and will, if filed, prevail on the contemplated cross-complaint. This case, however, is in the early stages of litigation and there can be no assurance as to the outcome of this lawsuit. It is management's belief that a settlement agreement will be reached which is currently being negotiated between the parties. In the event a settlement is not reached, and the Company does not prevail at trial, there exists the possibility of an adverse impact on FoneFriend Inc.'s financial condition, results of operations, or liquidity.

NOTE 8 - MERGER

The assets of FoneFriend, Inc. were acquired by Universal Broadband Networks, Inc.(UBNT) at the close of business on November 21, 2002, in a tax-free reorganization pursuant to IRC 368 (the "Merger"). The Merger was effectuated as a "C" type reorganization whereby UBNT issued stock in exchange for all of the assets of FoneFriend, Inc. UBNT was the surviving corporation and changed its name to FoneFriend immediately subsequent to the Merger. Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger by and between UBNT and FoneFriend, and the Fourth Amended Plan of Reorganization, as approved by the U.S. Bankruptcy Court (the "Plan"), the Merger transaction was accomplished as follows:

         1. All of UBNT's issued and outstanding shares of capital stock were cancelled and extinguished and the stockholders of UBNT prior to the Merger have no further interest or rights in UBNT.

         2. UBNT issued 2,200,000 shares of newly created common stock in favor of FoneFriend in exchange for all of FoneFriend's assets and 115,750 shares of newly created common stock in favor of a Liquidating Trust for the benefit of creditors. As a result, the merged Registrant then had a total of 2,315,750 shares of newly created common stock issued and outstanding, of which former shareholders of the dissolved FoneFriend owned ninety-five(95%) and J. Michael Issa, Esq., as Trustee of the Liquidating Trust (which was created under the Plan), owned five percent (5%) of the outstanding common stock of the merged Registrant.

         3. The issuance of stock pursuant to the Plan, as filed within the U.S. Bankruptcy Court, was ordered by said Court to be exempt from all applicable Federal, State and local securities laws pursuant to 11 U.S.C. ss. 1145 (a).

         4. FoneFriend management distributed the Registrant's shares received to its shareholders, on a pro-rata basis. Each shareholder of FoneFriend received (1) share of the Registrant's common stock for every four shares (4) shares of FoneFriend common stock held by him or her.

         5. Immediately subsequent to the Merger, the Registrant authorized the issuance of 821,361 shares of a newly created Series A Preferred Stock (each share of which is convertible into one share of common stock) to be issued to those FoneFriend shareholders who held shares of FoneFriend's preferred stock prior to the Merger.

         6. The Registrant then issued 4,600,000 shares of common stock to various personnel in management and consultant positions in order to hire and/or retain their services, an additional 423,000 shares of common stock to Dennis H. Johnston as compensation for his services in connection with the merger transaction between the Registrant and FoneFriend and an additional 307,250 shares of common stock to the Liquidating Trust so as to be in compliance with the Anti-Dilution Protection provisions of the Plan.


     ///

         ITEM 7(c). EXHIBITS.

2.1 Amended and Restated Agreement and Plan of Merger dated as of June 12, 2002, by and among Universal Broadband Networks, Inc. a Delaware corporation, and FoneFriend, Inc., a Nevada corporation. (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5, 2002).

2.2 Certificate of Merger of FoneFriend, Inc. with and into Universal Broadband, Inc. pursuant to Section 252 of the General Corporations Law of the State of Delaware, dated as of November 20, 2002. (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5, 2002).

2.3 Articles of Merger Of FoneFriend, Inc. and Universal Broadband Networks, Inc. pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, dated as of November 19, 2002 (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5, 2002).

2.4 FoneFriend Restated Certificate of Incorporation dated as of November 20, 2002 (incorporated by reference to FoneFriend's Current Report, which was filed on December 5, 2002).

2.5 Universal Broadband Networks, Inc.'s Fourth Amended Plan of Reorganization dated as of June 13, 2002. (incorporated by reference to FoneFriend's Amended Current Report on Form 8-K/A, which was filed on December 26, 2002).


2.6 Order confirming Universal Broadband Networks, Inc.'s Fourth Amended Pan of Reorganization entered as of September 18, 2002 by the U.S. Bankruptcy Court Central District of California. (incorporated by Reference to FoneFriend's Amended Current Report on Form 8-K/A, which Was filed on December 26, 2002).

99.1 Joint Press Release, dated December 5, 2002, by Universal Broadband Networks, Inc., and FoneFriend, Inc. (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5,
         2002).

--------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  FONEFRIEND, INC.

Date:  February 18, 2003                          /s/ Jackelyn Giroux
                                                  ------------------------------
                                                  Name:  Jackelyn Giroux
                                                  Title: Chief Executive Officer

--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

2.1 Amended and Restated Agreement and Plan of Merger dated as of June 12, 2002, by and among Universal Broadband Networks, Inc. a Delaware corporation, and FoneFriend, Inc., a Nevada corporation. (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5, 2002).

2.2 Certificate of Merger of FoneFriend, Inc. with and into Universal Broadband, Inc. pursuant to Section 252 of the General Corporations Law of the State of Delaware, dated as of November 20, 2002. (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5, 2002).

2.3 Articles of Merger Of FoneFriend, Inc. and Universal Broadband Networks, Inc. pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, dated as of November 19, 2002 (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5, 2002).

2.4 FoneFriend Restated Certificate of Incorporation dated as of November 20, 2002 (incorporated by reference to FoneFriend's Current Report, which was filed on December 5, 2002.

2.5 Universal Broadband Networks, Inc.'s Fourth Amended Plan of Reorganization dated as of June 13, 2002. (incorporated by reference to FoneFriend's Amended Current Report on Form 8-K/A, which was filed on December 26, 2002).

2.6 Order confirming Universal Broadband Networks, Inc.'s Fourth Amended Pan of Reorganization entered as of September 18, 2002 by the U.S. Bankruptcy Court Central District of California. (incorporated by Reference to FoneFriend's Amended Current Report on Form 8-K/A, which Was filed on December 26, 2002).

99.1 Joint Press Release, dated December 5, 2002, by Universal Broadband Networks, Inc., and FoneFriend, Inc. (incorporated by reference to FoneFriend's Current Report on Form 8-K, which was filed on December 5,
         2002).